Exhibit 99.1

ALLIANCE AGREEMENT

          This Alliance Agreement (this "Agreement") is dated and effective this 18th day of January, 2005 (the "Effective Date") by and between Newmont Overseas Exploration Limited, a Delaware corporation ("Newmont") and Solitario Resources Corporation, a Colorado corporation ("Solitario"). Newmont and Solitario sometimes are referred to in this Agreement collectively as the "Parties," and each individually as a "Party."

Recitals

          A.     Solitario and Newmont wish to cooperate in a regional generative program to identify and explore potential mining projects in South America.

          B.     Newmont owns certain data and geologic information that may be useful in evaluating such projects, and is willing to share such data and information in return for the grant by Solitario to Newmont of certain rights with respect to the minerals that are subject to such projects.

          C.     Solitario and Newmont Mining Corporation of Canada Limited, a Canadian corporation ("Newmont Canada") have entered into the Stock Purchase Agreement dated as of the Effective Date (the "Investment Agreement"), pursuant to which Solitario has sold and issued to Newmont Canada 2,700,000 shares of Solitario's common stock for the sum of Cdn$4,590,000 (the "Investment Proceeds").

Agreements

          Accordingly, in consideration of the mutual covenants contained in this Agreement, and other valuable consideration the receipt of which is hereby acknowledged by the parties, Newmont and Solitario agree as follows.

1.          Defined Terms. As used in this Agreement, the following capitalized terms, whether in singular or plural forms, have the following meanings:
          "Affiliate" of any Party means any natural person or entity, whether incorporated or unincorporated, controlling, controlled by, or under common control with such Party, with "control" for such purposes meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through direct or indirect ownership of at least twenty-five percent of the voting securities, voting interests, or other equity interest of such entity, by contract or otherwise.

          "Alliance Projects" means those properties described on Exhibit A to this Agreement, as Exhibit A may be amended from time to time by the written agreement of Newmont and Solitario.

          "Alliance Property" has the meaning given in Section 5.

          "Exploration Expenditures" means all expenses incurred toward ascertaining the existence, location, quantity, quality, or commercial value of mineral deposits in, under, upon or which may be produced from Alliance Projects computed in accordance with generally accepted accounting principles consistently applied, including, without limiting the generality of the foregoing, the following: (i) actual salaries, benefit and fringe costs and wages whether or not required by law of employees or contractors assigned to and actually performing exploration and related activities within or benefiting Alliance Projects (employees and contractors may include geologists, geophysicists, engineers, surveyors, engineering assistants, technicians, draftsmen, engineering clerks and other personnel performing technical services connected with such exploration); (ii) monies expended associated with aerial flights; (iii) monies expended associated with drilling, site preparation and road construction; (iv) monies expended for the use of machinery, vehicles, equipment and supplies required for exploration; provided, however, if Solitario or a Solitario Affiliate uses equipment owned by it, charges shall be no greater than the terms available for third parties in the vicinity of the Alliance Project; (v) monies expended for reasonable travel expenses and transportation of employees and contractors, materials, equipment, supplies and technical, legal or land information from the government or third parties necessary for the conduct of exploration; (vi) any other payments to contractors for work on exploration; (vii) monies expended for metallurgical and engineering work; geophysical, geochemical and geological surveys and assays and other costs incurred to determine the quality and quantity of minerals within Alliance Projects; (viii) monies expended to obtain permits, rights-of-ways and other similar rights as may be required or necessary in connection with exploration regarding Alliance Projects; (ix) monies expended in preparation and acquisition of environmental permits necessary to commence, carry out or complete exploration, and otherwise spent on or accrued for activities required for environmental compliance; (x) monies expended in performing pre-feasibility and feasibility studies to evaluate the economic feasibility of mining on Alliance Projects, including expenditures for metallurgical test work, preliminary design work and hydrology studies; (xi) monies expended for taxes levied against Alliance Projects and the cost of any insurance premiums, performance bonds or other forms of sureties required by the terms of this Agreement or any law; (xii) monies expended in order to maintain the validity of Alliance Projects, including the payment of all government fees; (xiii) a management fee to Solitario, in lieu of administrative costs, equal to 5% of all other Exploration Expenditures; and (xiv) monies expended for acquiring claims or real property either through the payment of claim fees to the government or lease acquisition costs from third parties, including monies expended curing any title defects or encumbrances pertaining to the Properties.

          "Investment Proceeds" has the meaning given in the Recitals.

          "JV Option," with respect to each Alliance Property, has the meaning given in the Royalty Deed relating to that Alliance Property.

          "Newmont Data" means hard copy and electronic geological and geophysical data that is in Newmont's possession and derives from mineral exploration activities, relating to Alliance Projects.

          "Permitted Encumbrances" means, with respect to any Alliance Property, all liens, rights-of-ways, covenants, leases, charges and encumbrances, whether or not monetary in nature, which: (i) existed on or before the acquisition of such Alliance Property; (ii) were required to be granted to governmental authority or a third party property owner as part of the acquisition thereof; (iii) are approved by Solitario and Newmont; or (iv) are held by or in favor of Newmont or a Newmont Affiliate.

          "Royalty Deed" has the meaning given in Section 5.

          "Technical Committee" has the meaning given in Section 3.

          "Venture Agreement" means a Joint Venture Agreement in the form attached as Exhibit C, into which Newmont and Solitario, or their respective assigns, enter upon the exercise by Newmont or its assignee of the JV Option with respect to any Alliance Property.

2.          Solitario Work Commitment; Expenditure of Investment Proceeds.
          (a)     Within four years following the Effective Date (subject to extension as provided in Section 2(b), the "Exploration Expenditure Period"), Solitario shall expend an amount equal to the Investment Proceeds in Exploration Expenditures incurred with respect to the following ("Qualified Exploration Expenditures"): (i) Alliance Projects; and (ii) Alliance Properties, if any, excluding any Alliance Property with respect to which Newmont's JV Option has terminated or expired without exercise by Newmont, such exclusion being effective from the effective date of such termination or expiration. For purposes of determining the amount of Qualified Exploration Expenditures, the U.S. dollar equivalent of the Investment Proceeds shall be deemed to be $3,775,734.

          (b)     If Solitario does not expend an amount equal to the Investment Proceeds in Qualified Exploration Expenditures during the Exploration Expenditure Period, Newmont may at its option, exercisable by written notice to Solitario given within 60 business days following the end of the Exploration Expenditure Period, extend the Exploration Expenditure Period for such additional period of time as is necessary to enable Solitario to expend all of the Investment Proceeds in Qualified Exploration Expenditures (an "Extension Election"). If Newmont makes an Extension Election, it also may elect at any time thereafter to become manager of the Technical Committee (the "Management Election"). If Newmont makes the Management Election, it shall be entitled to direct all future Qualified Exploration Expenditures, the costs of which shall be funded solely by Solitario through monthly cash calls, until the date (the "Newmont Management End-Date") that is the earlier of (i) the first date on which an amount equal to the Investment Proceeds in Qualified Exploration Expenditures has been expended, and (ii) the date that is three years after the date of the Management Election. If Newmont makes the Extension Election, the Exploration Expenditure Period shall end upon (i) the Newmont Management End-Date, if Newmont has made the Management Election, and (ii) otherwise, on the earliest date on which Solitario has expended Qualified Exploration Expenditures equal to the amount of the Investment Proceeds.

          (c)     If (i) Solitario does not expend an amount equal to the Investment Proceeds in Qualified Exploration Expenditures during the initial Exploration Expenditure Period and Newmont does not make an Extension Election, or (ii) Newmont makes the Management Election but the aggregate amount of Qualified Exploration Expenditures expended within three years following the date of the Management Election is not equal to the Investment Proceeds, then Solitario shall have no further obligation to incur Qualified Exploration Expenditures.

          (d)     Solitario shall provide Newmont with an accounting of the Qualified Exploration Expenditures separately from all other Solitario expenditures, stated in U.S. dollars. Within 30 days after the end of each full or partial calendar quarter during the Exploration Expenditure Period, and at such other times as Newmont reasonably requests, Solitario shall deliver to Newmont a report summarizing all activities conducted by or on behalf of Solitario pursuant to this Agreement and the dollar amount of any Qualified Exploration Expenditures made during such calendar quarter. Each such report shall include copies of all data, reports and analyses prepared by or on behalf of Solitario during such calendar quarter, relating to Alliance Projects and Alliance Properties. Upon reasonable advance notice, Solitario shall provide Newmont, at Newmont's sole risk and expense, access to and the right to inspect and copy all data, reports and analyses relating to Alliance Projects and Alliance Properties, as well as the right to inspect the Alliance Projects and Alliance Properties in a manner that does not interfere unreasonably with Solitario's activities thereon.

3.          Technical Committee.
          (a)     During the Exploration Expenditure Period, the Parties shall institute and maintain a technical committee (the "Technical Committee") to discuss and evaluate concepts, ideas and available data on the Alliance Projects and Alliance Properties, and to oversee and manage Qualified Exploration Expenditures. The Technical Committee shall be comprised of an equal number of members designated by each of Newmont and Solitario, and shall meet quarterly or otherwise as agreed by the Parties. Until Newmont makes the Management Election, Solitario shall be the manager of the Technical Committee. The manager of the Technical Committee shall hold the final decision on whether to acquire any Alliance Property and the places and manner in which Qualified Exploration Expenditures are made.

          (b)     Newmont shall make available to the Technical Committee the reasonable use of its exploration technology, including proprietary BLEG geochemistry, geophysical expertise (including as available NEWTEM geophysics) and support and satellite imagery, at Newmont's actual cost and subject to adequate restrictions to protect Newmont's proprietary ownership of such technology, under terms of mutually-acceptable service agreements.

4.          Use of Newmont Data.
          (a)     During the Exploration Expenditure Period, Solitario shall have the right, without charge and upon reasonable advance notice, to review the Newmont Data at Newmont's offices at Calle 41 No. 894 San Isidro-Lima 27, Lima, Peru, during regular business hours, or at other mutually acceptable locations and times. Solitario may obtain copies of any document included in the Newmont Data that is then subject to review, provided that it pays the cost of copying such Newmont Data. Solitario shall return to Newmont all copies of the Newmont Data made by or on behalf of Solitario within 90 days following the expiration of the Exploration Expenditure Period, except for Newmont Data that directly pertains to any Alliance Property. In the case of Newmont Data that directly pertains to any given Alliance Property, Solitario shall return all copies of such Newmont Data to Newmont upon the earlier of (i) abandonment by Solitario of such Alliance Property; or (ii) acquisition by Newmont of such Alliance Property.

          (b)     Newmont makes no representations or warranties with respect to the accuracy, completeness or suitability of the Newmont Data for any purpose, and shall have no liability or obligation for any incompleteness, inaccuracy or unsuitability thereof.

          (c)     All Newmont Data, including any copies thereof, shall remain the sole property of Newmont. This Agreement does not prevent Newmont from using the Newmont Data in any manner it sees fit or from entering into any other agreements with any third parties concerning the Newmont Data or use thereof.

          (d)     Solitario shall use Newmont Data solely for purposes of this Agreement, and shall keep the Newmont Data confidential in accordance with Section 8 below.

5.          Alliance Property Acquisitions and Abandonment.
          (a)     Acquisitions by Solitario. If Solitario or any of its Affiliates acquires any property interest within the boundaries of any Alliance Project during the Exploration Expenditure Period or within the two years following the expiration of the Exploration Expenditure Period (each such acquired interest, an "Alliance Property"), Solitario (i) immediately shall notify Newmont in writing of such acquisition, describing the Alliance Property acquired; (ii) within thirty days following the date on which such acquisition is consummated, shall execute and deliver (or cause such Solitario Affiliate to execute and deliver) to Newmont, or a Newmont Affiliate designated by Newmont, a Royalty Deed in the form of attached Exhibit B covering such Alliance Property (each a "Royalty Deed"); and (iii) promptly shall execute and deliver to (or cause such Solitario Affiliate to execute and deliver) to Newmont, or a Newmont Affiliate designated by Newmont, such additional documents as are requested by Newmont to document and record in the appropriate real property records, as a valid, perfected interest, the rights, titles and interests of Newmont under the Royalty Deed.

          (b)     Acquisitions by Newmont. Nothing in this Agreement shall prohibit Newmont or any of its Affiliates from acquiring any property interest, whether lying within Alliance Projects or otherwise, and regardless of whether acquired directly or indirectly by Newmont or its Affiliates. However, if Newmont or an Affiliate of Newmont acquires a property interest within the boundaries of any Alliance Project during the Exploration Expenditure Period or within six months following the end of the Exploration Expenditure Period, and if Newmont or such Affiliate based its decision to make such acquisition substantially upon data generated by Solitario and provided by Solitario to Newmont or such Affiliate (each such property, a "Newmont Acquired Property"), Newmont promptly shall, or shall cause its Affiliate to, advise Solitario in writing of its acquisition of such Newmont Acquired Property and offer to sell all of its rights, titles and interests therein to Solitario (without warranty except as to the lack of encumbrances created by, through or under Newmont or its Affiliates), at Newmont's actual cost, as an Alliance Property. Notwithstanding the foregoing, a Newmont Acquired Property shall not include, and neither Newmont nor any Newmont Affiliate shall have any obligation to Solitario with respect to, any property interest within the boundaries of any Alliance Property that is acquired by Newmont or any of its Affiliates (i) from a third party who offers such property interest to Newmont or its Affiliate, unsolicited by Newmont or its Affiliate; or (ii) as a result of corporate acquisition, merger, amalgamation, consolidation, reorganization, or similar transaction.

          (c)     Abandonment. Solitario shall not abandon all or any portion of any Alliance Property without first notifying Newmont in writing of such intent and providing Newmont with all factual data on such Alliance Property that has not previously been provided to Newmont (an "Abandonment Notice"). Newmont shall have 30 days after receiving the Abandonment Notice from Solitario to elect, by written notice to Solitario, to have Solitario convey the subject Alliance Property to Newmont (or a Newmont Affiliate designated by Newmont), free and clear of any encumbrances, other than Permitted Encumbrances. Solitario shall complete such conveyance within 30 days following of Newmont's written notice, and Newmont shall pay any transfer or recording fees or taxes, and any similar charges payable to governmental entities, required to effect such transfer. If Newmont elects not to acquire the subject Alliance Property, or fails to respond to Solitario within the 30 day period provided above, Solitario shall be free to abandon such Alliance Property. In the event Newmont elects to acquire an Alliance Property, Solitario shall transfer such Alliance Property to Newmont, free and clear of all liens and encumbrances other than Permitted Encumbrances, and in good standing for at least 60 days following the effective date of transfer. Upon release or abandonment, or transfer to Newmont of any Alliance Property, Solitario shall be obligated to reclaim any disturbance caused by or resulting from its activities on such Alliance Property, to the extent required by applicable statutory and regulatory requirements, unless Newmont advises Solitario in writing that Newmont desires to further utilize such disturbance or a portion thereof for further exploration and assumes responsibility for performing such reclamation.

6.          Right of First Offer and Right of First Refusal.
          (a)     Solitario grants to Newmont a right of first offer (the "Right of First Offer") on any property interest, other than Alliance Properties, that Solitario or any of its Affiliates acquires during the Exploration Expenditure Period in South America and located more than two kilometers from property owned or controlled by Solitario as of the Effective Date (each a "Solitario Acquired Property"), as follows: If following the Effective Date but prior to the second anniversary of the last day of the Exploration Expenditure Period Solitario or any of its Affiliates intends to transfer all or any part of its interest in a Solitario Acquired Property (each an "Offered Property"), Solitario promptly shall deliver to Newmont a notice (each a "ROFO Notice") specifically identifying the Offered Property and stating the price and all other pertinent terms and conditions of the intended transfer that Solitario is willing to accept. Solitario shall include with each ROFO Notice all data in the possession or control of Solitario or its Affiliates that pertain to the Offered Property and have not previously been provided to Newmont. Newmont shall have a period of 30 days from the date a ROFO Notice is delivered to notify Solitario, by written notice, whether it elects to acquire (or have a Newmont Affiliate designated by Newmont acquire) the Offered Property on the terms stated in the ROFO Notice. If Newmont does elect within such 30-day period to acquire (or have a Newmont Affiliate acquire) the Offered Property, closing of such acquisition shall occur within 30 days after the date on which Newmont delivers such notice to Solitario. If Newmont fails to provide Solitario with notice of its election to acquire (or have a Newmont Affiliate acquire) the Offered Property within such 30-day period, such failure shall be deemed to be an election, as of the end of such 30-day period, to not acquire (or have a Newmont Affiliate acquire) the Offered Property.

          (b)     If Newmont elects not to acquire (and not to have any Newmont Affiliate acquire) any Offered Property under Section 6(a), Solitario may, within 18 months following the date on which Newmont elects not to acquire (and not to have any Newmont Affiliate acquire) such Offered Property, sell the Offered Property to a third party at a price and on other terms that are at least as favorable to Solitario as those stated in the ROFO Notice. The basis on which the relative favorability of the values of the terms contained in Solitario's ROFO Notice to Newmont and those of a subsequent accepted sale to a third party, if Newmont elected not to accept Solitario's Offered Property under the terms contained in the ROFO Notice, is determined shall be the valuation model on Exhibit D (the "Valuation Model"). If at any time Solitario or its Affiliate intends to transfer the Offered Property during such 18-month period to a third party at a price and on terms that are less favorable to Solitario than those set forth in the ROFO Notice (each such Offered Property, a "Re-Offered Property"), it shall promptly give Newmont a written notice stating the price and all other pertinent terms and conditions of the intended transfer (a "ROFR Notice"), accompanied by a copy of the offer or contract for sale. If the consideration for the intended transfer is, in whole or in part, other than monetary, the ROFR Notice shall describe such consideration and a calculation of the monetary equivalent utilizing the Valuation Model. Newmont shall have 30 days from the date the ROFR Notice is delivered to notify Solitario whether it elects to acquire (or have a Newmont Affiliate designated by Newmont acquire) the Re-Offered Property at the same price and on the same terms as set forth in the ROFR Notice or, if the ROFR Notice provides for any consideration that Newmont is not capable of providing, the monetary equivalent calculated using the Valuation Model (the "Right of First Refusal"). If Newmont does elect to acquire (or have Newmont Affiliate acquire) the Re-Offered Property pursuant to the Right of First Refusal, closing of such purchase shall occur within 30 days after notice of such election is delivered to Solitario. If Newmont fails to provide Solitario with notice of its election to acquire (or have a Newmont Affiliate acquire) the Re-Offered Property pursuant to the Right of First Refusal within such 30-day period, such failure shall be deemed to be an election, as of the end of such 30-day period, not to acquire (and not to have any Newmont Affiliate acquire) the Re-Offered Property. If Newmont elects to not acquire (or have a Newmont Affiliate acquire) the Re-Offered Property pursuant to the Right of First Refusal, Solitario shall have a period of 90 days following the date of Newmont's election not to do so to complete the transfer of the Re-Offered Property in a bona fide transaction to the third party at a price and on terms identified in the ROFR Notice and accompanying materials. If Solitario fails to consummate such a transfer within such 90-day period, Newmont's Right of First Refusal in such Re-Offered Property shall be reinstated for the remainder of the 18-month period, and any subsequent proposal to transfer such interest during such 18-month period shall be conducted in accordance with all of the procedures set forth in this Section 6(b).

          (c)     If Newmont elects not to acquire any Offered Property pursuant to its Right of First Offer under Section 6(a) and Solitario fails for any reason to consummate a sale of such Offered Property within the 18-month period described in Section 6(b), as permitted in that Section, such Offered Property again shall be subject to the Right of First Offer pursuant to Section 6(a).

          (d)     The obligations under this Section 6 shall be binding on Solitario, its successors and assigns (including Affiliates or successor by merger) but shall not apply to transfers of Solitario Acquired Property (i) to a wholly-owned subsidiary of Solitario, provided such Affiliate transferee enters into a written agreement, approved by Newmont, which approval shall not be unreasonably withheld, by which such transferee assumes all obligations of Solitario under this Agreement and, if any, the relevant Royalty Deed, as they relate to the transferred Solitario Acquired Property; (ii) resulting from corporate reorganizations, mergers or amalgamations, or sale of all or substantially all of the stock of Solitario, provided in each case that such transaction is not entered into in order to circumvent this Section 6; or (iii) resulting from any equity offering made by Solitario. Notwithstanding the forgoing, the rights of Newmont under this Section 6 shall terminate with respect to each Offered Property if Newmont does not elect to purchase such Offered Property under the terms of a ROFO Notice or ROFR Notice in accordance with Sections 6(a) or (b), respectively, and Solitario consummates a bona fide sale of such Offered Property to an unrelated third party in accordance with Sections 6(a) or (b), including but not limited to consummation thereof within the time periods provided.

7.          Reclamation and Indemnification.
          Except as is provided in the Venture Agreement with respect to any Alliance Property with respect to which Newmont has exercised its JV Option, Solitario i) shall be solely responsible for reclamation of all disturbance created by, or on behalf of, Solitario or its Affiliates on all Alliance Projects and Alliance Properties, and (ii) shall fully indemnify, defend, release and hold harmless Newmont, its Affiliates and successors, and their officers, directors, agents, and employees from and against all loss, costs, penalties, expense, damage and liability (including without limitation, loss due to injury or death, reasonable attorneys fees, expert fees and other expenses incurred in defending against litigation or administrative enforcement actions, either pending or threatened), arising out of or relating to any claim or cause of action relating in any way to conditions, operations or other activities, whether known or unknown, at, or in connection with its activities under this Agreement, including, but not limited to, any environmental conditions, regardless of whether such conditions were created before or after the date of this Agreement, which arise in whole or in part under any law, now existing or hereafter enacted, adopted or amended, including, without limitation, any statutory or common law governing liability to third parties for personal injury or property damage. This indemnity shall survive termination of this Agreement.

8.          Confidentiality.
          (a)     Each Party and its directors, officers, employees, consultants, agents, accountants, legal counsel, and financing sources (herein "Representatives") and the Representatives of each Party's Affiliates shall not, without the prior written consent of the other Party, which shall not be unreasonably delayed or withheld, knowingly disclose to any third party data or information obtained pursuant to this Agreement (including, in the case of Solitario and its Affiliates, Newmont Data) which is not generally available to the public; provided, however, that either Party may disclose data or information without the other Party's consent: (a) if required for compliance with laws, rules, regulations, or orders of a governmental agency or stock exchange; (b) to any of the Parties' Representatives; (c) to a prospective lender, provided that such lender first signs a confidentiality agreement with the Party; or (d) to a third party to which a Party or its parent contemplates a transfer to, or a merger, amalgamation or other corporate reorganization with, provided that any such third party to whom disclosure is made has a legitimate business need to know the disclosed information and first agrees in writing to protect the confidential nature of such information to the same extent as the Parties under this Section 8.

          (b)     Before issuing any press release relating to this Agreement, the releasing party shall provide the other party 3 business days' advance written notice, with a copy of the proposed release. The releasing party shall make any reasonable changes to the proposed release requested by the other party.

          (c)     In the event a Party is required to disclose any Confidential Information to any federal, state or local government, any court, agency or department thereof, or any stock exchange or securities regulatory authority, the party so required shall immediately notify the other Party of such requirement, and the proposed form and content of the disclosure. To the extent legally permissible, such notice shall be delivered at least 3 business days prior to the date of the disclosure. The non-disclosing Party shall have the right to review and comment upon the form and content of the disclosure and to object to such disclosure to the entity seeking the information, and to seek confidential treatment of that information by the receiving entity.

9.          Dispute Resolution.
          Disputes of the Parties shall be resolved by binding arbitration in Denver, Colorado in English in accordance with the International Rules of the American Arbitration Association (the "Rules"). For a period of at least 60 days prior to submission of a matter to arbitration, an executive officer of Newmont and an executive officer of Solitario shall attempt to resolve the dispute, failing which either Party may refer the matter to arbitration by written notice to the other Party. For disputes involving amounts of US$2 million dollars or less, the Parties shall attempt, by mutual agreement, to nominate a sole arbitrator within 30 days from the date of the initiating Party's written notice to the other party. If the Parties cannot agree upon a sole arbitrator within such 30 day period, or in the case of disputes involving amounts of more than US$2 million dollars, the arbitration shall be carried out by a panel of three arbitrators with one arbitrator being selected by the initiating Party, one arbitrator being selected by the responding Party and the third arbitrator being selected by mutual agreement of such two arbitrators. If such two arbitrators cannot agree within 30 days upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. Moreover, if any Party shall fail to appoint an arbitrator within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Notwithstanding the foregoing, the arbitrator or arbitrators, as the case may be, shall be English speaking lawyers with at least ten year's experience with international mining joint venture transactions, trained in the common law tradition. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

10.          Force Majeure:
          If either Party is prevented from completing its obligations under this Agreement by a force majeure (the "Affected Obligation"), the Affected Obligation shall be suspended and such Party shall not be deemed in default or liable for damages or other remedies as a result thereof for so long as such Party is prevented from complying with the Affected Obligation by the force majeure. For purposes of this Section 10, "force majeure" shall mean any matter (whether foreseeable or unforeseeable) beyond a Party's reasonable control, including but not limited to: labor disputes, acts of God, laws, regulations, orders, proclamations, civil disorder, actual or threatened acts of war or terrorism, requests of any governmental authority, inability to obtain and maintain on reasonable terms required surface access, permits, licenses, or other authorizations; provided that the Party prevented from satisfying its obligation by a force majeure shall promptly notify the other Party in writing of the existence of any event of force majeure, and shall exercise diligence and reasonable efforts to remove or overcome the cause of such inability to undertake the Affected Obligation.

11.          General Provisions.
          (a)     Notice. All notices or other communications to either Party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communication, with confirmation sent by registered or certified mail, return receipt requested, or (iii) sent by registered or certified mail, return receipt requested. Subject to the following sentence, all notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, and (iii) if by mail, on the date of delivery as shown on the actual receipt. If the date of such delivery or receipt is not a business day, the notice or other communication delivered or received shall be effective on the next business day ("business day" means a day, other than a Saturday, Sunday or statutory holiday observed by banks in the jurisdiction in which the intended recipient of a notice or other communication is situated.) A Party may change its address from time to time by notice to the other Party as indicated above.

All notices to Newmont shall be addressed to:

          Newmont Overseas Exploration Limited
          1700 Lincoln Street
          Denver, CO 80203
          Attn: Land Department
          Facsimile: (303) 837-5851
          With a copy to:
          Newmont Overseas Exploration Limited
          Calle 41 No. 894 San Isidro-Lima 27
          Lima, Peru
          Attn: Exploration Department
          Facsimile: 011-51-1-226-4343
All notices to Solitario shall be addressed to:

          Solitario Resources Corporation
          4251 Kipling Street, Suite 390
          Wheat Ridge, Colorado 80033
          Facsimile: (303) 534-1809
With a copy to:

          Minera Solitario Peru
          Calle Jacento Guerreo No. 109
          Esquina con A. Fray Luis de Leon
          San Borja, Lima, L-41 Peru
          Attn: Walter Hunt
          Facsimile:011 55 21 2246 6728

          (b)     Inurement. All covenants, conditions, indemnities, limitations, and provisions contained in this Agreement apply to, and are binding upon the Parties, their heirs, representatives, successors, and assigns.

          (c)     Implied Covenants. The only implied covenants in this Agreement are those of good faith and fair dealing.

          (d)     Waiver. No waiver of any provision of this Agreement, or waiver of any breach of this Agreement, shall be effective unless the waiver is in writing and is signed by the Party against whom the waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other subsequent breach.

          (e)     Modification. No modification, variation, or amendment of this Agreement shall be effective unless it is in writing and signed by both Parties.

          (f)     Entire Agreement. This Agreement, together with the Investment Agreement, sets forth the entire agreement of the Parties with respect to the transactions contemplated herein and supersedes any other agreement, representation, warranty, or undertaking, written or oral between the Parties.

          (g)     Further Assurances. Each of the Parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

          (h)     Attorneys' Fees. In any dispute between the Parties, or persons claiming under them resulting from, arising out of, or in connection with this Agreement, or the construction or enforcement thereof, the substantially prevailing Party or Parties shall be entitled to recover from the defaulting Party or Parties, all reasonable costs, expenses, attorneys' fees, expert fees, and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the litigation, in connection with any appeals, and collecting any final judgment entered therein. If a Party or Parties substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and attorneys' fees in such manner as it deems equitable.

          (i)     Construction. The section and paragraph headings contained in this Agreement are for convenience only, and shall not be used in the construction of this Agreement. The invalidity of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement.

          (j)     Currency. All references to dollars herein shall mean United States dollars unless otherwise noted.

          (k)     Assignment. Neither Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Party, which the other Party shall not unreasonably withhold.

          (l)     Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado, U.S.A., without regard to that State's conflicts of laws provisions.

          (m)     Perpetuities. The Parties do not intend that there be any violation of the rule of perpetuities, the rule against unreasonable restraints or the alienation of property, or any similar rule. Accordingly, if any right or option to acquire any interest in Alliance Projects, Alliance Properties, Solitario Acquired Properties or Newmont Acquired Properties, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, such violation should inadvertently occur, the Parties hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Parties within the limits permissible under such rules.

          In witness whereof, the parties have executed this Agreement as of the date first above written.

Newmont Overseas Exploration Limited By:__________________________ Name:_______________________ Title:________________________	Solitario Resources Corporation By:__________________________ Name:_______________________ Title:________________________

EXHIBIT A
to
Alliance Agreement
dated January 18, 2005
between
Newmont Overseas Exploration Limited
and
Solitario Resources Corporation

Alliance Projects

See Attached

EXHIBIT B
to
Alliance Agreement
dated January 18, 2005
between
Newmont Overseas Exploration Limited
and
Solitario Resources Corporation

When recorded, return to:

Land Department
Newmont Mining Corporation
1700 Lincoln, 28th Floor
Denver, Colorado 80203
Royalty Deed and Agreement

          This Royalty Deed and Agreement (this "Deed"), effective as of the18th day of January, 2005, is by and between Solitario Resources Corporation, a Colorado corporation, whose address is 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033 ("Grantor") and [Newmont Overseas Exploration Limited, a Canadian corporation] or [Newmont Affiliate], whose address is 1700 Lincoln Street, Denver, Colorado 80203 ("Newmont"). Newmont and Grantor sometimes are referred to collectively in this Deed as "Parties" and each individually as a "Party."

          Whereas, pursuant to that Agreement dated January 18, 2005 between Grantor and [Newmont][Newmont Overseas Exploration Limited] (the "Agreement") Grantor agreed to convey to Newmont a royalty deed covering certain property that Grantor acquires an interest in, including the property described on attached Exhibit A (the "Property").

          Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Newmont agree as follows:

          1.     Royalty Grant. Subject to the terms and conditions set forth in this Grant, Grantor hereby grants to Newmont a royalty on production of gold, silver and other minerals from the Property, equal to the Applicable Percentage of Net Smelter Returns, on the following terms and conditions (the "Royalty"):

          (a)     Net Smelter Returns shall be calculated for each calendar quarter in which Net Smelter Returns are realized, and such Royalty payments as are due to Newmont shall be made within thirty days following the end of the calendar quarter in which the Net Smelter Returns are realized. Payment may be made by check sent to Newmont certified mail, return receipt requested, or by wire transfer to an account designated by Newmont. All payments shall be accompanied by a statement summarizing the computation of Net Smelter Returns and any deductions made by the Grantor.

          (b)     Royalty payments for each quarter shall be provisional and subject to adjustment at the end of Grantor's accounting year. If no written objection is made by Newmont to the correctness of a Royalty payment or its accompanying statement within one year from the date of such payment, such statement shall be conclusively deemed to be correct and such Royalty payment sufficient and complete, and no exception or claim for adjustment shall thereafter be permitted.

          (c)     "Net Smelter Returns," in the case of gold and silver ("Precious Metals"), shall mean the amount determined by multiplying (i) the gross number of troy ounces of Precious Metals contained in the production by or for the account of Grantor from the Property ("Quarterly Production") delivered to the smelter, refiner, processor, purchaser or other recipient of such production (collectively, "Payor") during the applicable calendar quarter, by (ii) for gold, the arithmetic mean of the London Bullion Market, Afternoon Fix, spot prices for the applicable calendar quarter (the "Applicable Spot Price"), and (iii) for silver, the arithmetic mean of the New York Commodities Exchange final spot prices, for the applicable calendar quarter, and subtracting only the Deductions from the product of (i) and (ii), or of (i) and (iii), as applicable. "Net Smelter Returns," in the case of all other minerals, shall mean the amount determined by multiplying (X) the gross amount of copper contained in the Quarterly Production delivered to the Payor during the applicable calendar quarter by (Y) the arithmetic mean of the New York Commodities Exchange final daily spot prices for the applicable calendar quarter, and subtracting from the product of (X) and (Y) only the Deductions. The amount determined pursuant to clauses (ii), (iii) or (Y) shall be determined in each case without regard to any hedging transactions, forward sales or similar transactions that Grantor or any affiliate of Grantor may have entered into.

          (d)     "Deductions" shall mean:

                    (i)     Custom smelting costs, treatment charges and penalties, including but not limited to metal losses, penalties for impurities and charges or deductions for refining, selling, and transportation from smelter to refinery and from refinery to market; provided, however, in the case of leaching operations, all processing and recovery costs incurred by the Grantor beyond the point at which the metal being treated becomes doré shall be considered as treatment charges (it being agreed and understood, however, that such processing and recovery costs shall not include the cost of mining, crushing, dump preparation, distribution of leach solutions or other mining and preparation costs up to the point at which the metal becomes doré ; and

                    (ii)     Cost of transporting mineral product from the concentrator to a smelter or other place of treatment; and

                    (iii)     Production royalties now or hereafter payable to any governmental authority; and

                    (iv)     Production taxes, severance taxes and sales, privilege and other taxes measured by production or the value of production, but excluding any taxes upon the net income of the Company from the Property or otherwise.

          (e)     "Applicable Percentage" shall mean:

                    (i)     for gold produced recovered by heap leach processing, two percent (2%);

                    (ii)     for gold recovered as doré in a non-flotation mill, one percent (1%);

                    (iii)     for gold recovered in a concentrate producing, copper-gold flotation mill, one-half of one percent (0.5%); and

                    (iv)     for all minerals other than gold, one percent (1%).

          2.     Development of Properties. Notwithstanding the granting of the Royalty, except as provided in the Agreement, Grantor has and shall have no obligation to explore or develop the Property, and Grantor shall have sole discretion to determine the extent of its work, if any, on the Property and the time or times for beginning, continuing or resuming any such work.

          3.     Commingled Ore. Grantor is entitled to commingle ore from the Property with ore from other properties, either before or after concentration or beneficiation, so long as the data needed to determine the weight and assay, both of the ore removed from the Property and of other ores to be commingled, are obtained by Grantor. Grantor shall use such weight and assay data to allocate the royalties from the commingled ore between the Property and other properties from which the other commingled ore was removed. Grantor shall perform such weight, assay and allocation calculations in a manner recognized by the mining industry as practical and sufficient.

          4.     Records and Audits. Grantor's records of all mining and milling operations on the Property, and its records with respect to commingling of production from the Property, shall be available for Newmont's or its authorized agents' inspection and/or audit upon reasonable advance notice and during normal business hours, but no more frequently than once each quarter. If any such audit or inspection reveals that Royalty payments for any calendar year (after giving effect to year-end adjustments described in the first sentence of Section 1(b) above) are underpaid by more than five percent, Grantor shall reimburse Grantee for its reasonable costs incurred in such audit or inspection. Grantee shall be entitled to enter the mine workings and structures on the Property at reasonable times upon reasonable advance notice for inspection thereof, but Grantee shall so enter at its own risk and shall indemnify and hold Grantor and its affiliates harmless against and from any and all loss, costs, damage, liability and expense (including but not limited to reasonable attorneys' fees and costs) by reason of injury to Grantee or its agents or representatives (including death) or damage to or destruction of any property of Grantee or its agents or representatives while on the Property on or in such mine workings and structures, unless such injury, damage, or destruction is a result of the sole negligence of Grantor.

          5.     New Resources or Reserves. If Grantor establishes a mineral resource or mineral reserve on any of the Property, Grantor shall provide to Newmont the amount of such resource or reserve as soon as practicable after Grantor makes a public declaration with respect to the establishment thereof.

          6.     Real Property Interest and Relinquishment of Property. The Royalty shall attach to any amendments, relocations or conversions of any mining claims or leases comprising the Property, or to any renewals or extensions of leases thereof. The Royalty shall be a real property interest that runs with the Property and shall be applicable to Grantor and its successors and assigns of the Property. If the Grantor surrenders or relinquishes any of the Property, but reacquires any such properties within a period of five years after the effective date of relinquishment or abandonment, such reacquired properties shall be included in the Property from and after the date of such reacquisition.

          7.     Compliance with Law. Grantor shall at all times comply with all applicable federal, state, and local laws, statutes, rules, regulations, permits, ordinances, certificates, licenses and other regulatory requirements, policies and guidelines relating to operations and activities on or with respect to the Property; provided, however, Grantor shall have the right to contest any of the same in good faith.

          8.     Stockpiling and Tailings. All tailings, residues, waste rock, spoiled leach materials, and other materials (collectively "Materials") resulting from Grantor's operations and activities with respect to the Property shall be the sole property of Grantor, but shall remain subject to the Royalty (calculated and paid in accordance with the terms of this Deed) should the Materials be processed or reprocessed, as the case may be, in the future and result in the production, sale or other disposition of Precious Metals or Other Minerals. Notwithstanding the foregoing, Grantor shall have the right to dispose of any or all such Materials and to commingle the same with other minerals from other properties. In the event Materials from the Property are processed or reprocessed, as the case may be, and regardless of where such processing or reprocessing occurs, the Royalty payable thereon under this Deed shall be determined on a pro rata basis as determined by using the best engineering and technical practices then available.

          9.     Abandonment of Property. Grantor may, at any time, abandon all or any part of the Property, pursuant to the terms of this Section only. Prior to abandoning any such property, Grantor shall notify Newmont in writing of its intent to do so, which notice shall include all factual data relating to the Property not previously provided to Newmont. Newmont shall have 30 days from the date such notice is delivered to elect to have such property conveyed to it. Within 30 days of delivery of Newmont's written notice electing to receive such property, Grantor shall deliver to Newmont a quit claim deed or other conveyance instrument acceptable to Newmont conveying its entire interest in any such property free and clear of any encumbrances other than Permitted Encumbrances (as such term is defined in the Agreement). At the time of reconveyance of any property to Newmont, Grantor shall have satisfied all requirements to maintain such property in good standing through 90 days after the date of transfer to Newmont. If Newmont elects to not acquire such property, or fails to respond to Grantor within 30 days of delivery of Grantor's notice of abandonment, Grantor may abandon such property. Upon such conveyance to Newmont, Grantor shall reclaim all disturbance caused by its activities on such property to the extent required by applicable statutory and regulatory requirements, unless Newmont agrees in writing to assume such reclamation obligations. Nothing in this Section 9 shall limit Grantor's ability to sell or otherwise transfer its interest in the Property pursuant to Section 10 below.

          10.     Right of First Refusal.

          (a)     Except as otherwise provided in this Section 10 or in the Venture Agreement, if Grantor intends to transfer, directly or indirectly, all or any part of its interest, including but not limited to any royalty, in respect of the Property, Newmont shall have a right of first refusal as follows: Grantor shall promptly notify Newmont of its intentions to make such transfer. The notice shall state the price and all other pertinent terms and conditions of the intended transfer, and shall be accompanied by a copy of the offer or contract for sale. If the consideration for the intended transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and a calculation of the monetary equivalent utilizing the Valuation Model (as that term is defined in the Agreement).

          (b)     Newmont shall have thirty (30) days from the date such notice is delivered to notify Grantor whether it elects to acquire (or have an Affiliate of Newmont acquire) the offered interest at the same price and on the same terms and conditions as set forth in the notice or, if the notice provides for any consideration that Newmont is not capable of providing, the monetary equivalent calculated using the Valuation Model. If Newmont does so elect, the transfer shall be consummated promptly, but in no event more than thirty (30) days, after notice of such election is delivered to Grantor.

          (c)     If Newmont fails to so elect within the period provided for in Section 10(b), Grantor shall have 90 days following the expiration of such period to consummate the transfer to a third party at a price and on terms no less favorable to Grantor than those set forth in the notice required in Section 10(a). If Grantor fails to consummate the transfer to a third party within such 90 day period, the right of first refusal of Newmont in such offered interest shall be deemed to be reinstated. Any subsequent proposal to transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 10.

          (d)     The foregoing provisions of this Section 10 shall not apply to:

                    (i)     the transfer by Grantor of all or any part of its interest to an "Affiliate" (as defined below) or pursuant to Section 11(b) and 11(c);

                    (ii)     incorporation of Grantor, or corporate consolidation or reorganization of Grantor by which the surviving entity shall possess substantially all of the stock or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of Grantor;

                    (iii)     corporate merger or amalgamation involving Grantor by which the surviving entity or amalgamated company shall possess all of the stock or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of Grantor; provided, however, that the value of the merging or amalgamating Grantor's interest in the assets of the surviving entity or amalgamated company, evidenced by its initial contribution and all subsequent contributions under approved programs and budgets, does not exceed 50% of the surviving entity's or amalgamated company's Net Worth (as defined below);

                    (iv)     the transfer of control of Grantor by its Affiliate to another Affiliate;

                    (v)     the creation of a Permitted Encumbrance or legal encumbrance by an Affiliate of Grantor affecting such Affiliate's control of the Grantor;

                    (vi)     a transfer of Grantor by its Affiliate to a third party, provided Grantor's interest in the assets of the transferee, as evidenced by its initial contribution and all subsequent contributions under approved programs and budgets, does not exceed 50% of the Net Worth of the transferring Affiliate, or does not exceed 50% of the Net Worth of Grantor.

For purposes hereof, the term "Net Worth" shall mean the remainder after total liabilities are deducted from total assets. In the case of a corporation, Net Worth includes both capital stock and surplus. In the case of a limited liability company, Net Worth includes member contributions. In the case of a partnership or sole proprietorship, Net Worth includes the original investment plus accumulated and reinvested profits.

For purposes hereof, the term "Affiliate" shall mean any natural person or entity, whether incorporated or unincorporated, controlling, controlled by, or under common control with Grantor, with "control" for such purposes meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through direct or indirect ownership of at least twenty-five percent of the voting securities, voting interests, or other equity interest of such entity, by contract or otherwise.

          11.     Joint Venture Option.

          (a)     Within 45 days following the earliest date on which Exploration Expenditures (defined below) incurred with respect to the Property after the date of this Deed total at least US$400,000 and include the performance of at least 1,200 meters of core drilling or 2,500 meters of reverse circulation drilling (or a proportionately equivalent combination of core and reverse circulation drilling), Grantor shall deliver to Newmont written notice thereof (an "Exploration Expenditures Notice"), which shall include an accounting of all Exploration Expenditures and all factual data relating to the Property not previously provided to Newmont.

          (b)     Newmont shall have the option (the "JV Option"), exercisable by written notice to Grantor (a "JV Election Notice") given at any time during the period commencing on the date of Newmont's receipt of the Exploration Expenditures Notice and ending on the date that is 60 days following the date on which Grantor delivers to Newmont a Bankable Feasibility Study with respect to the Property (the "JV Option Period"), to enter into a joint venture with Grantor with respect to the Property. "Bankable Feasibility Study" means a feasibility study with respect to the development of the Property for mining that meets the criteria stated on attached Exhibit B.

          (c)     If at any time during the JV Option Period Newmont has not exercised the JV Option but Grantor and its Affiliates have incurred Exploration Expenditures with respect to the Property after the date of this Deed of at least US$700,000, including the performance at least 4,000 meters of core drilling or 8,000 meters of reverse circulation drilling (or a proportionately equivalent combination of core and reverse circulation drilling) on the Property, Grantor may at its option, by written notice to Newmont, require Newmont either to exercise or forfeit the JV Option. Such notice shall include all factual data relating to the Property not previously provided to Newmont and an accounting of all Exploration Expenditures with respect to the Property. If Newmont fails to exercise the JV Option within 60 days following its receipt of such notice, the JV Option shall terminate and be of no further force or effect.

          (d)     If Newmont exercises the JV Option, Newmont and Grantor shall, within 90 days of Newmont's delivery of the JV Election Notice, enter into a joint venture agreement in the form attached as Exhibit C to the Agreement (the "Venture Agreement"), covering (i) the Property, (ii) all Alliance Property (as defined in the Agreement) any portion of which is contiguous to the Property, and (iii) an area of interest extending 2 kilometers beyond all boundaries of (i) and (ii).

          (e)     If Newmont exercises the JV Option, or elects not to exercise the JV Option under the provisions of Section 11(c), the Right of First Refusal provided in Section 10 and provisions for Confidentiality in Section 8 of the Agreement shall terminate, without affecting the Royalty or any other provision of this Deed.

          (f)     "Exploration Expenditures" means all expenses incurred toward ascertaining the existence, location, quantity, quality, or commercial value of mineral deposits in, under, upon or which may be produced from the Property computed in accordance with generally accepted accounting principles consistently applied, including, without limiting the generality of the foregoing, the following: (i) actual salaries, benefit and fringe costs and wages whether or not required by law of employees or contractors assigned to and actually performing exploration and related activities within or benefiting the Property (employees and contractors may include geologists, geophysicists, engineers, surveyors, engineering assistants, technicians, draftsmen, engineering clerks and other personnel performing technical services connected with such exploration); (ii) monies expended associated with aerial flights; (iii) monies expended associated with drilling, site preparation and road construction; (iv) monies expended for the use of machinery, vehicles, equipment and supplies required for exploration; provided, however, if Grantor uses equipment owned by it, charges shall be no greater than the terms available for third parties in the vicinity of the Property; (v) monies expended for reasonable travel expenses and transportation of employees and contractors, materials, equipment, supplies and technical, legal or land information from the government or third parties necessary for the conduct of exploration; (vi) any other payments to contractors for work on exploration; (vii) monies expended for metallurgical and engineering work; geophysical, geochemical and geological surveys and assays and other costs incurred to determine the quality and quantity of minerals within the Property; (viii) monies expended to obtain permits, rights-of-ways and other similar rights as may be required or necessary in connection with exploration regarding the Property; (ix) monies expended in preparation and acquisition of environmental permits necessary to commence, carry out or complete exploration, and otherwise spent on or accrued for activities required for environmental compliance; (x) monies expended in performing pre-feasibility and feasibility studies to evaluate the economic feasibility of mining on the Property, including expenditures for metallurgical test work, preliminary design work and hydrology studies; (xi) monies expended for taxes levied against the Property and the cost of any insurance premiums, performance bonds or other forms of sureties required by the terms of this Grant or any law; (xii) monies expended in order to maintain the validity of the Property, including the payment of all government fees, or to cure any title defects in or encumbrances on the Property; and (xiii) a management fee to Grantor, in lieu of administrative costs, equal to 5% of all other Exploration Expenditures.

          12.     General Provisions.

          (a)     The Parties promptly shall execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

          (b)     All covenants, conditions and terms of this Deed shall be of benefit to the parties and run as a covenant with the Property and shall bind and inure to the benefit of the Parties hereto and their respective assigns and successors.

          (c)     This Deed shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between the Parties.

          (d)     This Deed may not be modified orally, but only by written agreement executed by the Parties.

          (e)     Time is of the essence in this Deed.

          (f)     This Deed is to be governed by and construed under the laws of the State of Colorado, U.S.A.

          (g)     As used in this Deed, the term "Newmont" shall include all of Newmont's successors-in-interest, including without limitation assignees, partners, joint venture partners (other than Grantor), lessees, and when applicable mortgagees and affiliated companies having or claiming an interest in the Property. As used in this Deed, the term "Grantor" shall include all of Grantor's successors-in-interest, including without limitation assignees, partners, joint venture partners, lessees, and when applicable mortgagees and affiliated companies having or claiming an interest in the Property.

          (h)     Assignment of Property. Grantor may convey, transfer, assign, abandon or encumber all or any portion of its interest in the Property only in accordance with Sections 9 and 10 of this Deed, and provided that, other than with respect to Permitted Encumbrances, (i) in the event of any such conveyance, transfer or assignment, it shall first require the party or parties acquiring such interest to assume in a written agreement with Newmont the obligations of this Deed in respect of such interest, and thereupon it shall be relieved of all liability under this Deed as to such interest in the Property, except for liabilities existing on the date of such conveyance, transfer, or assignment; and (ii) in the event of the granting of any mortgage, charge, security interests, lien or other encumbrance (in each case a "Lien") in any Property, the holder of such encumbrance (a "Lien Holder") first acknowledges in writing that its rights in the Property are subject to the rights of Newmont under this Deed . A Lien Holder shall be free to convey, transfer and assign all or any portion of the Property subject to its Lien, provided that it shall require the party or parties acquiring such interest to assume in writing the obligations of this Deed in respect of such interest from and after the date of transfer and thereupon it shall be relieved of all liability under this Deed as to such interest in the Property. No such conveyance, transfer or assignment by a Lien Holder shall release the Grantor of any liabilities existing on the date of such conveyance, transfer or assignment

                    (i)     Any notice or other correspondence required or permitted hereunder shall be deemed to have been properly given or delivered when made in writing and hand delivered to the Party to whom directed, or when sent by United States certified mail, or electronic facsimile transmission, with all necessary postage or charges fully prepaid, return receipt requested (or in the case of a facsimile or telegram, confirmation of delivery), and addressed to the Party to whom directed at the following address:

                    Grantor:
                              Solitario Resources Corporation
                              4251 Kipling Street, Suite 390
                              Wheat Ridge, Colorado 80033
                              Facsimile: (303) 534-1809

                    With a copy to:
                              Minera Solitario Peru
                              Calle Jacento Guerreo No. 109
                              Esquina con A. Fray Luis de Leon
                              San Borja, Lima, L-41 Peru
                              Attn: Walter Hunt
                              Facsimile:011 511 223 0557

                    Newmont:
                              Newmont Overseas Exploration Limited
                              1700 Lincoln Street
                              Denver, Colorado 80203
                              Attn: Land Department
                              Facsimile: (303) 837-5851

                    With a copy to:
                              Newmont Overseas Exploration Limited
                              Calle 41 No. 894 San Isidro-Lima 27
                              Lima, Peru
                              Attn: Exploration Department
                              Facsimile: 011-51-1-226-4343
Either Party hereto may change its address for the purpose of notices or communications hereunder by furnishing notice thereof to the other Party in compliance with this Section.

          (j)     Perpetuities. The Parties do not intend that there be any violation of the rule of perpetuities, the rule against unreasonable restraints or the alienation of property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Property or in any real property exists under this Deed, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, such violation should inadvertently occur, the Parties hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Parties within the limits permissible under such rules.

          Wherefore, this Deed is executed and delivered effective on the day and year above written.

                                                                      Grantor:
                                                                      Solitario Resources Corporation

                                                                      By:
                                                                      Name:
                                                                      Title:

                                                                      Newmont:
                                                                      Newmont Overseas Exploration Limited

                                                                      By:
                                                                      Name:
                                                                      Title:

STATE OF COLORADO                    )
                                                              ) ss.
CITY AND COUNTY OF DENVER  )

          This instrument was acknowledged before me on this ______ day of __________, 2005, by ___________________________, as ___________________________ of Solitario Resources Corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

                                                            __________________________________
                                                            Notary Public
                                                            My commission expires:______________

[S E A L]

STATE OF COLORADO                    )
                                                              )ss.
CITY AND COUNTY OF DENVER  )

          This instrument was acknowledged before me on this ______ day of __________, 2005, by ___________________________, as ___________________________ of Newmont Overseas Exploration Limited.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

                                                            __________________________________
                                                            Notary Public
                                                            My commission expires:______________

[S E A L]

EXHIBIT A
to
Royalty Deed and Agreement
Dated ________, 20__
between
Newmont Overseas Exploration Limited
and
Solitario Resources Corporation

The Property

[DESCRIBE SUBJECT PROPERTY]

EXHIBIT B
to
Royalty Deed and Agreement
Dated ___________, 20__
between
Newmont Overseas Exploration Limited
and
Solitario Resources Corporation

Bankable Feasibility Study Criteria

"Bankable Feasibility Study" means a detailed report that recommends the development of a mine and includes at least the following information:

1.          A description of the property to be covered by the proposed mine;
2.          The estimated recoverable reserves of minerals and the estimated composition and content thereof;
3.          The proposed procedure for development and mining production;
4.          Results of ore amenability tests (if any);
5.          The nature and extent of the mine facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the report shall also include a preliminary design for such mill;
6.          The total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;
7.          All environmental impact studies and costs;
8.          The period in which it is proposed that the property be brought into commercial production;
9.          Such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and
10.          Working capital requirements for the initial four months of operation of the property as a mine or such longer period as may be reasonably justified in the circumstances.

The Bankable Feasibility Study shall be in a form as is necessary to substantially meet the standards of North American financial institutions for the purpose of determining the advisability of providing project financing on a commercially competitive basis taking into consideration all relevant criteria deemed to be both normal and prudent for the mining industry at that time.

EXHIBIT C
to
Alliance Agreement
dated January 18, 2005
between
Newmont Overseas Exploration Limited
and
Solitario Resources Corporation

Form of Venture Agreement

See Form Attached

EXHIBIT D_
to
Alliance Agreement
dated January 18, 2005
between
Newmont Overseas Exploration Limited
and
Solitario Resources Corporation

Calculation of Monetary Value

I. Cash Payments

C1 = Funds received on signing x 100%
C2 = Funds received after signing, but on or before First Year Anniversary x 80%
C3 = Funds received on or before the second year anniversary less above amounts x 60%
C4 = Funds received on or before the third year anniversary less above amounts x 40%
C5 = Funds received on or before the forth year anniversary less above amounts x 20%
C6 = Funds received on or before the fifth year anniversary less above amounts x 10%

II. Work Commitments

W1 = Amount of work commitment within first year x 100% x UI
W2 = Amount of work commitment within second year x 60% x UI
W3 = Amount of work commitment within third year x 40% x UI
W4 = Amount of work commitment within fourth year x 20% x UI
W5 = Amount of work commitment within fifth year x 10% x UI

FC1 = Feasibility Commitment to earn additional interest = $25 million x 25% x UI

FC2 = Financing Commitment to earn additional interest = $5 million x 25% x UI

I.          Definitions

UI = Ultimate Interest that Solitario can retain if full cash payments and work commitments (including feasibility and financing) and adjusted for a potential Solitario retained NSR royalty (at lowest gold price assumption) over and above Solitario's participating interest.

NSRA = Net Smelter Return Royalty Adjustment is NSR royalty (in percent) at lowest defined gold price x 4

MV = Monetary Value is the sum of all the values of Cash Payments and Work Commitments.

Example: La Tola JV with Newmont

I.          Cash Payments

C1 - C6 = 0

II.          Work Commitments

W1 = $250,000* x 100% x 42% = $105,000
W2 = ($1,250,000 - $250,000) x 60% x 42% = $252,000
W3 = ($3,000,000 - $1,250,000) x 40% x 42% = $294,000
W4 = ($7,000,000 - $3,000,000) x 20% x 42% = $336,000
W5 = 0

FC1 = $25 million x 25% x 42% = $2,625,000

FC2 = $5 million x 25% x 42% = $420,000

MV = $4,032,000

UI = 35% participating interest + (1.75% NSR x 4) = 42%